SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a party other than the Registrant  [_]

Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material under ss. 240.14a-12

                          ARC WIRELESS SOLUTIONS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
        -----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4. Proposed maximum aggregate value of transaction:

     5. Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

     2.  Form, Schedule or Registration Statement No.:

     3.  Filing Party:

     4.  Date Filed:

                          ARC WIRELESS SOLUTIONS, INC.
                             10601 West 48th Avenue
                            I-70 Frontage Road North
                        Wheat Ridge, Colorado 80033-2660
                                 (303) 421-4063

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held November 9, 2004

     The Annual Meeting of the shareholders of ARC Wireless Solutions, Inc. (the "Company") will be held on November 9, 2004 at 10:00 a.m. (Denver, Colorado time) at the offices of the Company for the following purposes:

     1.   To elect a Board Of Directors consisting of four directors;

     2. To consider and vote upon a proposal recommended by the Board Of Directors to ratify the selection of HEIN + Associates LLP to serve as our certified independent accountants for the year ending December 31, 2004;

     3. To consider and vote upon a proposal recommended by the Board Of Directors to amend our 1997 Stock Option and Compensation Plan to increase from 5,000,000 to 10,000,000 the number of shares of common stock issuable pursuant to options granted under our 1997 Stock Option and Compensation Plan;

     4. To consider and vote upon a proposed recommendation by the Board Of Directors to authorize the Board Of Directors to determine whether to effect a reverse stock split of our outstanding Common Stock; and

     5. To transact any other business that properly may come before the Annual Meeting.

     Only the shareholders of record as shown on the transfer books at the close of business on September 27, 2004 are entitled to notice of, and to vote at, the Annual Meeting.

     All shareholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope. The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

     ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

                                            By the Board Of Directors:
Wheat Ridge, Colorado                       Randall P. Marx
October __, 2004                            Chief Executive Officer

                                 PROXY STATEMENT

                          ARC WIRELESS SOLUTIONS, INC.
                             10601 West 48th Avenue
                            I-70 Frontage Road North
                        Wheat Ridge, Colorado 80033-2660
                                 (303) 421-4063


                         ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                November 9, 2004


                    SOLICITATION AND REVOCABILITY OF PROXIES


     This proxy statement is provided in connection with the solicitation of proxies by the Board Of Directors of ARC Wireless Solutions, Inc., a Utah corporation (the "Company"), to be voted at the Annual Meeting Of Shareholders to be held at 10:00 a.m. (Denver, Colorado time) on November 9, 2004 at the offices of the Company, or at any adjournment or postponement of the meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to shareholders on or about October 6, 2004.

     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted: (1) FOR each of the four nominees for director whose names are set forth on the proxy card; (2) FOR the ratification of the selection of HEIN + Associates LLP as our independent certified accountants; (3) FOR the authorization of the Board Of Directors to determine whether to effect a reverse stock split of our outstanding Common Stock at the time and at the ratio, between 1-for-10 and 1-for-50, that the Board Of Directors deems appropriate; and (4) FOR the approval of the increase in the number of options authorized for grant under the Company's 1997 Stock Option and Compensation Plan.

     A shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies by the Company is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with shareholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material.

                                VOTING SECURITIES

     The close of business on September 27, 2004 has been fixed as the record date for the determination of holders of record of the Company's common stock, $.0005 par value per share (the "Common Stock"), entitled to notice of and to vote at the Annual Meeting. On the record date, _______ shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting. A majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the shareholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the shareholders' shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

                                VOTING PROCEDURES

     Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to shareholders for their consideration, unless a different number of votes is required by Utah law or our Articles Of Incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a shareholder returns his or her proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted on a particular matter are treated as not present with respect to that matter.

             BENEFICIAL OWNERSHIP OF THE COMPANY'S EQUITY SECURITIES

     At the Annual Meeting, holders of ________ shares of Common Stock, the number of shares of Common Stock outstanding as of the record date, will have the right to vote. Each share, unless otherwise set forth herein, is entitled to one vote. On September 9, 2004, there were 153,988,063 shares of Common Stock issued and outstanding. The following table summarizes certain information as of that date with respect to the beneficial ownership of our Common Stock by each director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our Common Stock.

     The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

     Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.


                                             Number of Shares         Percent of
  Name and Address of Beneficial Owner     Beneficially Owned(1)        Class
  ------------------------------------     ---------------------        -----

  Officers and Directors

     Randall P. Marx                            9,454,195(2)             6.1
     ARC Wireless Solutions, Inc.
     10601 West 48th Ave.
     Wheat Ridge, CO  80033

     Sigmund A. Balaban                         1,513,247(3)             1.01
     10 Grecian Street
     Parsippany, NJ  07054

     Donald A. Huebner                            109,579(4)              *
     ARC Wireless Solutions, Inc.
     10601 West 48th Ave.
     Wheat Ridge, CO  80033

     Gregory E. Raskin                          4,069,162                2.6
     ARC Wireless Solutions, Inc.
     10601 West 48th Ave.
     Wheat Ridge, CO  80033

     Steven C. Olson                               61,422                 *
     ARC Wireless Solutions, Inc.
     10601 West 48th Ave.
     Wheat Ridge, CO  80033

     Monty R. Lamirato                            219,210(5)              *
     ARC Wireless Solutions, Inc.
     10601 West 48th Ave.
     Wheat Ridge, CO  80033

5% or Greater Beneficial Owners

     Barry Nathanson                           11,798,559(7)             7.7
     6 Shore Cliff Place
     Great Neck, NY  11023

                                            Number of Shares         Percent of
  Name and Address of Beneficial Owner     Beneficially Owned(1)        Class
  ------------------------------------     ---------------------        -----

     Hudson River Investments, Inc.            12,373,225(7)             8.01
     Nemazee Capital Corp.
     720 Fifth Avenue
     New York, NY 10019

     Evansville Limited                         9,301,060(7)             6.0
     c/o Quadrant Management Inc.
     720 Fifth Avenue, 9th Floor
     New York, NY  10019

     All officers and directors as
     a group (seven persons)                   15,646,220(6)            10.1

--------------------------

* Less than one percent.

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition, of shares of the Common Stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase Common Stock, or other securities convertible into Common Stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes 8,385,732 shares directly held by Mr. Marx, 40,000 shares held by his spouse's IRA and 28,463 shares owned beneficially through an LLC of which Mr. Marx is a 50% owner and manager. Includes options to purchase 500,000 shares of common stock at a price per share of $0.18 until January 2, 2007, granted under the 1997 Stock Option and Compensation Plan all of which are currently exercisable. Also includes options to purchase 500,000 shares of common stock at a price per share of $0.18 until January 2, 2007, granted under the 1997 Stock Option and Compensation Plan. This does not include 750,000 shares owned plus warrants to purchase 150,000 shares at $1.00 per share owned by the Harold A. Marx Living Trust, of which Mr. Marx' father is the trustee, as Mr. Marx disclaims beneficial ownership of these shares. This also does not include 150,000 shares owned by Warren E. Spencer Living Trust, of which Mr. Marx' mother-in-law is trustee, as Mr. Marx disclaims beneficial ownership of these shares.

(3) Includes 1,438,247 shares directly held by Mr. Balaban. Pursuant to the Company's 1997 Stock Option and Compensation Plan and the Company's policies concerning option grants to outside directors, on February 26, 2004, Mr. Balaban was granted options to purchase 125,000 shares of the Company's Common Stock at a price per share of $0.16 for two years, of which options to purchase 25,000 become exercisable for each meeting of the Board Of Directors attended by Mr. Balaban, of which 75,000 are currently exercisable.

(4) Includes 83,017 shares directly held by Mr. Huebner. Pursuant to the Company's 1997 Stock Option and Compensation Plan and the Company's policies concerning option grants to outside directors, on February 26, 2004 Mr. Huebner was granted options to purchase 125,000 shares of the Company's Common Stock at a price per share of $.16 for two years, of which options to purchase 25,000 become exercisable for each meeting of the Board Of Directors attended by Mr. Huebner, of which 25,000 are currently exercisable.

(5) Includes 44,210 shares directly held by Mr. Lamirato and also includes options to purchase 175,000 shares at a price per share of $.14 until July 1, 2005 all granted under the 1997 Stock Option and Compensation Plan all of which are currently exercisable.

(6)  Includes Footnotes (1) through (5).

(7) Disclosure regarding shares owned by these shareholders is based upon written confirmations of these shareholders as of December 31, 2003 and upon any public SEC filings made by these shareholders subsequent to December 31, 2003.

                          ITEM 1. ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect four directors to serve as our Board Of Directors. Each director will be elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of Common Stock held in his or her name. Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote. As a result, a shareholder may vote all of his or her shares for each nominee, but may not cumulate the votes to vote more than the total number of shares owned for any one nominee. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors. Each of the nominees currently is a director of the Company.

     Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept his nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "Executive Compensation," "Beneficial Ownership Of The Company's Equity Securities," and "Certain Transactions With Management And Principal Shareholders."



                                                                        Expiration Of           Initial Date
      Name                 Age     Position With The Company           Term As Director         As Director
----------------           ---     -------------------------           ----------------         -----------
Randall P. Marx            52      Chief Executive Officer;           Next Annual Meeting          1990
                                   Secretary; Director

Gregory E. Raskin          51      President; President of Winncom;   Next Annual Meeting          2001
                                   Director

Donald A. Huebner          59      Director                           Next Annual Meeting          1998

Sigmund A. Balaban         62      Director                           Next Annual Meeting          1994



     Randall P. Marx became our Chief Executive Officer in February 2001 and has served as Director since May 1990. Mr. Marx served as President from November
1991 until July 2000, as Treasurer from December 1994 until June 30, 2000 and as
Director of Acquisitions from July 2000 until February 2001. From 1983 until
1989, Mr. Marx served as President of THT Lloyd's Inc., Lloyd's Electronics
Corp. and Lloyd's Electronics Hong Kong Ltd., international consumer electronics companies. Lloyd's Electronics had domestic revenues of $100 million and international revenues of $30 million with over 400 employees worldwide. As CEO and President of THT Lloyd's Inc., a $10 million electronics holding company, Mr. Marx supervised the purchase of the Lloyd's Electronics business from Bacardi Corp. in 1986. As CEO and President of Lloyd's Electronics, Mr. Marx was directly responsible for all domestic and international operations including marketing, financing, product design and manufacturing with domestic offices in New Jersey and Los Angeles and international offices in Hong Kong, Tokyo and
Taiwan. Mr. Marx is a director and member of the Audit Committee of InfoSonics
Corporation, a distributor and retailer of wireless handsets with common stock listed on the American Stock Exchange.

     Gregory E. Raskin, President of the Company and Winncom, founded Winncom in
1995 and joined us with the acquisition of Winncom in May 2000. Mr. Raskin was elected as a Director of the Company in February 2001. Prior to joining Winncom, he was founder and President of a company that introduced (and certified) wireless local area networks, or LANs, to former Soviet Block Countries. He holds MS degrees in Electrical Engineering and Control System Engineering.

     Donald A. Huebner was our Chief Scientist from July 2000 to January 2002 and a consulting engineer from January 2002 and has served as Director since
1998. Dr. Huebner served as Department Staff Engineer with Lockheed Martin
Astronautics in Denver, Colorado from 1986 to July 2000. In this capacity, Dr.
Huebner served as technical consultant for phased array and spacecraft antennas as well as other areas concerning antennas and communications. Prior to joining
Lockheed Martin, Dr. Huebner served in various capacities with Ball
Communication Systems and Hughes Aircraft Company. Dr. Huebner also served as a part-time faculty member in the electrical engineering departments at the University of Colorado at Boulder, California State University at Northridge, and University of California, Los Angeles ("UCLA"). Dr. Huebner has also served as a consultant to various companies, including as a consultant to the Company.

                                       6

Dr. Huebner received his Bachelor of Science in Electrical Engineering from UCLA in 1966 and his Masters of Science in Electrical Engineering from UCLA in 1968. Dr. Huebner received his Ph.D. from UCLA in 1972 and a Masters in Telecommunications from the University of Denver in 1996. Dr. Huebner is a member of a number of professional societies, including the Antennas And Propagation Society and Microwave Theory And Technique Society of the Institute of Electrical and Electronic Engineers.

     Sigmund A. Balaban has served as Director since December 1994. Mr. Balaban served as Senior Vice President / Corporate Secretary of Fujitsu General America, Inc. of Fairfield, New Jersey, from 2000 until July of 2001 when he retired. Mr. Balaban was Vice President, Credit of Teknika Electronics from 1986 to 1992 and as Senior Vice President and General Manager of Teknika Electronics from 1992 to 2000. In October 1995, Teknika Electronics changed its name to Fujitsu General America, Inc. Fujitsu General America, Inc. is a subsidiary of Fujitsu General, Ltd., a Japanese multiline manufacturer.

Recommendation of the Board Of Directors

     The Board Of Directors unanimously recommends that the shareholders vote FOR the election of the four nominees named above.

       INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Other Executive Officers

     The following table sets forth with respect to each other executive officer, the officer's age, the officer's positions and offices with the Company, the expiration of his term as an officer and the period during which he has served.

                                                                    Initial Date
     Name              Age     Position With The Company            As Officer
-----------------      ---     -------------------------            ----------

Monty R. Lamirato      48      Chief Financial Officer; Treasurer      2001

Steven C. Olson        48      Chief Technology Officer                2001


     Monty R. Lamirato has been Chief Financial Officer and Treasurer since June 2001. Prior to joining the Company Mr. Lamirato served as the VP Finance for GS2.Net, Inc, an application service provider, from November 2000 to May 2001 and from June 1999 to October 2000 was Vice President of Finance for Planet Outdoors.com, an e-commerce retailer. From November 1993 to June 1999 Mr. Lamirato was President and Shareholder of Monty R. Lamirato, PC, a business consulting firm. Mr. Lamirato has been a certified public accountant in the State of Colorado since 1978.

     Steven C. Olson. Prior to joining ARC Wireless, Mr. Olson was employed at Ball Aerospace for 14 years, during the most recent five years of which, he served as Director of Engineering for Ball's Wireless Communications Products

Division. In this capacity, Mr. Olson led the development of new technologies, resulting in industry leading antenna solutions for the wireless communications market. Before the Ball Wireless Communications unit was formed, Mr. Olson developed Ball's high performance, low cost AirBASE((TM)) antenna technology specifically for use in its future commercial wireless business. He received his Bachelors and Masters of Science degrees in Electrical Engineering from the University of Utah in 1984 and 1985, respectively.

     Each of our officers serves at the pleasure of the Board Of Directors. There are no family relationships among our officers and directors.

     Board Meetings

     The Board Of Directors met two times during the fiscal year ended December 31, 2003, and each director participated in at least 75% of the meetings of the Board Of Directors.

     Committees of the Board

     The Company has standing audit and compensation committees of the Board Of Directors. The Company does not currently have a standing nominating committee of the Board Of Directors because it believes that the nominating functions should be relegated to the full Board.

     Audit Committee

     The Company's audit committee (the "Audit Committee"), consisting of Sigmund Balaban, Randall Marx and Gregory Raskin, met one time during the fiscal year ended December 31, 2003. All members of the Audit Committee participated in such meetings. The Company has determined that Mr. Marx qualifies as an "audit committee financial expert" as that term is defined in Item 401 of Regulation S-B promulgated under the Securities Exchange Act of 1934. Mr. Marx is not an independent director.

     Audit Committee Report

     The Audit Committee consists of one non-employee director, our Chief Executive Officer/Secretary and our President. The non-employee director has been determined to be "independent", as that term is defined in Rule 4200
(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. The Board Of Directors has not yet adopted an Audit Committee Charter.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to engage and discharge the Company's auditors. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent auditors included in the report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

     In this context, the Audit Committee has met and held discussions separately with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

     The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accounts to the Audit Committee, the Audit Committee recommended that the Board Of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Company's Board Of Directors:

                                                 Sigmund A. Balaban, Chair

                                                 Randall P. Marx

                                                 Gregory E. Raskin

     Compensation Committee

     The Board Of Directors currently has a Compensation Committee, consisting of Randall P. Marx, Gregory E. Raskin and Sigmund A. Balaban, which did not meet during the fiscal year ended December 31, 2003.

     Compensation Committee Report

     The following is a report of the Compensation Committee of the Board Of Directors (the "Committee") on executive compensation policies for the fiscal year ended December 31, 2003. The Committee is composed of our President and two non-employee directors and is responsible for administering the compensation program for executive officers of the Company and making all related decisions.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses, and options granted under the Company's 1997 Stock Option and Compensation Plan. The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value, and that executive officers are strongly motivated and retained. The Company's compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company's success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contribution and job performance of individual executive officers.

     Base Salary

     The Company's executive officers, including the Chief Executive Officer and President, historically have had multi-year employment agreements with the Company. As of September 9, 2004, neither the Chief Executive Officer nor the Chief Financial Officer has an employment agreement with the Company. Annual salaries for the Company's executive officers, including the Chief Executive Officer and President, are generally reviewed prior to the expiration of employment agreements in effect, based on a number of objective and subjective factors. Objective factors considered include Company's financial performance relative to business plan profit objectives, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's success and of the executive's individual contributions to that success.

     Options

     Executive officers are eligible to receive stock options of the Company pursuant to the Company's 1997 Stock Option and Compensation Plan (the "Plan"). The Plan is administered by an option committee.

     Performance-based Annual Bonuses

     Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under the plan which historically has served as the basis for bonuses paid, executive officers received a percentage of their base pay based on the overall performance of the Company. Additional bonuses may be awarded at the discretion of the Committee in recognition of special accomplishments. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance.

     CEO Compensation

     The Company entered into an employment agreement with Mr. Marx with total annual base salary of $195,000 effective January 2, 2002. This agreement terminated on January 2, 2004. Mr. Marx' salary since January 2, 2004 has continued at the annual base rate of $195,000. Pursuant to this employment agreement, Mr. Marx was eligible to receive an annual base salary of $195,000 per year during the term of the agreement and was eligible to receive a bonus ranging from $50,000 to $80,000 for the year ended December 31, 2002 if the Company achieved certain predetermined revenue and earnings before interest, taxes, depreciation, and amortization ("EBITDA") goals. Specifically, Mr. Marx was eligible to earn the following bonuses if the Company achieved revenues of $23,000,000 or more: (i) if EBITDA equaled or exceeded $250,000, Mr. Marx' bonus would have been $50,000; (ii) if EBITDA equaled or exceeded $500,000, Mr. Marx' bonus would have been $60,000; (iii) if EBITDA equaled or exceeded $750,000 Mr. Marx' bonus would have been $70,000; and (iv) if EBITDA equaled or exceeded $1,000,000, Mr. Marx' bonus would have been $80,000. These goals were determined based on discussions between the Compensation Committee and Mr. Marx and were approved by the Compensation Committee. In fiscal year 2002, the Company achieved revenues greater than $23,000,000 and had EBITDA in excess of $750,000. As a result, Mr. Marx earned a bonus of $70,000 for 2002 based on the Company's performance in light of the predetermined goals. Mr. Marx was eligible to receive a bonus for 2003 ranging from $50,000 to $100,000 if the Company achieved certain predetermined revenue of $29,000,000 or higher and had EBITDA between $500,000 and $1,500,000. Mr. Marx did not receive a bonus for fiscal year 2003.

     Other Compensation

     An additional element of the executive officer's compensation, which is not performance-based, is the matching of eligible contributions by the Company under the Company's 401(k) plan.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during 2003 adequately reflect the Company's compensation goals and policies.

     Submitted by the Compensation Committee of the Company's Board Of
Directors:

                                                 Randall P. Marx

                                                 Gregory E. Raskin

                                                 Sigmund A. Balaban

     Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed of our Chief Executive Officer/Secretary, our President and one non-employee director.

     On September 25, 2001 the Company and Randall Marx signed a 6% promissory note pursuant to which Mr. Marx borrowed $35,000 from the Company. This note was repaid in full on May 31, 2003.

     At this time the Board has not made any changes regarding shareholder communications with the Board because the Chairman of the Board, who is also the Company's Chief Executive Officer, has had a longstanding practice of striving to promptly respond to shareholder inquiries, either by e-mail, letter or telephone.

     Nominating Committee

     As disclosed above, the entire Board Of Directors serves as the Company's Nominating Committee. The Nominating Committee does not currently have a Charter. Nominees for director will be selected by a majority of the Company's directors. In selecting nominees for the Board, the Company is seeking a board with a variety of experiences and expertise, and therefore will consider business experience in the telecommunications industry, financial expertise, independence from transactions with the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved and reputation for integrity and professionalism.

                             EXECUTIVE COMPENSATION

     The following table sets forth in summary form the compensation of our current and past Chief Executive Officer and each other executive officer who received total salary and bonus exceeding $100,000 during any of the three successive fiscal years ending December 31, 2003 (the "Named Executive Officers").



                                                                                    Long-Term Compensation
                                                                       -----------------------------------------------------
                                   Annual Compensation                       Awards                     Payouts
                      --------------------------------------------     ------------------------    -------------------------
                                  Salary     Bonus     Other Annual     Restricted                  LTIP          All Other
      Name and        Fiscal       ($)        ($)      Compensation       Stock         Options    Payouts      Compensation
 Principal Position    Year        (1)        (2)        ($) (3)         Awards ($)       (#)      ($) (4)        ($) (5)
 ------------------    ----        ---        ---        -------         ----------       ---      -------        -------
Randall P. Marx        2003       195,000        0               0              0          0           0                 0
Chief Executive
Officer, Secretary     2002       195,000   70,000               0              0  1,000,000           0                 0
and Director
                       2001       175,000        0               0              0          0           0                 0

Gregory E. Raskin      2003       300,000   25,000               0              0          0           0                 0
President and
Director               2002       277,000   50,000               0              0          0           0                 0

                       2001       250,000        0               0              0          0           0                 0

Monty R. Lamirato      2003       125,000   20,000               0              0          0           0                 0
Chief Financial
Officer and Treasurer  2002       118,000   27,000               0              0    175,000           0                 0

                       2001        56,000        0               0              0    175,000           0                 0

Steve C. Olson         2003       155,000   16,000               0              0          0           0                 0
Chief Technology
Officer                2002       155,000   19,000               0              0          0           0                 0

                       2001        58,000        0               0              0    500,000           0                 0

Burton Calloway        2003       107,000        0               0              0          0           0                 0
Executive Vice
President(6)           2002       115,000   19,000               0              0    200,000           0                 0

                       2001       106,000        0               0              0    200,000           0                 0

-------------------------------

(1) The dollar value of base salary (cash and non-cash) earned during the year indicated.

(2) The dollar value of bonus (cash and non-cash) earned during the year indicated.

(3) During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) We do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our 1997 Stock Option and Compensation Plan.

(5) All other compensation received that we could not properly report in any other column of the Summary Compensation Table including our annual contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, us.

(6)  Mr. Calloway was Executive Vice President of our Wireless Communications
     Solutions Division until July 7, 2003 when his employment terminated.
     Salary for 2003 includes severance paid through November 2003.

                                       13



     Option Grants In Last Fiscal Year

     The following table provides certain summary information concerning individual grants of stock options made to Named Executive Officers during the fiscal year ended December 31, 2003 under the Company's incentive plans. Except as set forth in the table below, during fiscal year 2003, the Company did not grant any stock options under the Company's Incentive Plans to any of the Named
Executive Officers.

                                         Option Grants In Last Fiscal Year
-----------------------------------------------------------------------------------------------------------------

                             Number of      % of Total
                            Securities       Options                                   Potential Realizable Value
                            Underlying      Granted to     Exercise                    at Assumed Annual Rates of
                              Options      Employees in      Price      Expiration     Stock Price Appreciation
      Name                  Granted (#)    Fiscal Year     ($/Share)       Date             for Option Term
-----------------           -----------    -----------     ---------       ----             ---------------
                                                                                           5%              10%
                                                                                         ------          ------
Randall P. Marx                  0              -             N/A          N/A            N/A              N/A

Gregory E. Raskin                0              -             N/A          N/A            N/A              N/A

Monty R. Lamirato                0              -             N/A          N/A            N/A              N/A

Steve C. Olson                   0              -             N/A          N/A            N/A              N/A

Barton Calloway(1)               0              -             N/A          N/A            N/A              N/A

---------------------------

(1)  Mr. Calloway was Executive Vice President of our Wireless Communications
     Solutions Division until July 7, 2003 when his employment terminated.

     ------------------------

     Aggregated Option Exercises And Fiscal Year-End Option Value Table

     The following table provides certain summary information concerning stock option exercises during the fiscal year ended December 31, 2003 by the Named
Executive Officers and the value of unexercised stock options held by the Named
Executive Officers as of December 31, 2003.

                                       14



                                       Aggregated Option Exercises For Fiscal Year Ended
                                       December 31, 2003 And Year-End Option Values (1)
-----------------------------------------------------------------------------------------------------------------------------

                                                                   Number of Securities             Value of Unexercised
                                                                 Underlying Unexercised            In-the-Money Options at
                                                                Options at Fiscal Year-End            Fiscal Year-End
                                                                         (#) (4)                          ($) (5)
                                                               ---------------------------      -----------------------------
                            Shares
                         Acquired on        Value Realized
     Name                Exercise (2)           ($) (3)        Exercisable    Unexercisable     Exercisable     Unexercisable
------------------       ------------           -------        -----------    -------------     -----------     -------------
Randall P. Marx                    0                     0       1,000,000                                0                 0

Gregory E. Raskin                  0                     0               0                0               0                 0

Monty R. Lamirato                  0                     0         350,000                0           3,500                 0

Steve C. Olson                     0                     0         500,000                0               0                 0

Barton Calloway(6)                 0                     0               0                0               0                 0

     -----------------------

     (1)  No stock appreciation rights are held by any of the Named Executive
          Officers.

     (2) The number of shares received upon exercise of options during the year ended December 31, 2003.

     (3) With respect to options exercised during the year ended December 31, 2003, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

     (4) The total number of unexercised options held as of December 31, 2003, separated between those options that were exercisable and those options that were not exercisable on that date.

     (5) For all unexercised options held as of December 31, 2003, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on December 31, 2003. As required, the price used to calculate these figures was the closing sale price of the common stock at year's end, which was $0.16 per share on December 31, 2003.

     (6)  Mr. Calloway was Executive Vice President of our Wireless
          Communications Solutions Division until July 7, 2003 when his employment terminated.

     Employee Retirement Plans, Long-Term Incentive Plans, And Pension Plans

     Other than our stock option and 401(k) plan, we have no employee retirement plan, pension plan, or long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

                                       15


     1997 Stock Option And Compensation Plan

     In November 1997, the Board Of Directors approved our 1997 Stock Option and Compensation Plan (the "Plan"). Pursuant to the Plan, we may grant options to purchase an aggregate of 5,000,000 shares of our Common Stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The Plan is administered by an option committee that determines the terms of the options subject to the requirements of the Plan, except that the option committee shall not administer the Plan with respect to automatic grants of options to our directors who are not our employees. The option committee may be the entire Board or a committee of the Board.

     Directors who are not also our employees ("Outside Directors") automatically receive options to purchase 25,000 shares pursuant to the Plan at the time of their election as an Outside Director and may receive options to purchase 25,000 shares per meeting. The options have two year terms and the exercise price for the options is equal to the closing price per share of our Common Stock on the date of the grant. No options were granted during 2003.

     As of December 31, 2003, there were 600,000 exercisable options outstanding related to the grants to Outside Directors. Dr. Donald Huebner's employment terminated on January 31, 2002 but he continues as a Director of the Company. As such, all of Dr. Huebner's options are disclosed as Outside Directors options.

     In addition to Outside Directors' grants, the Board Of Directors may grant incentive options to our key employees pursuant to the Plan. There were no options granted in 2003 but in 2002, the Board granted a total of 1,625,000 options under the Plan to employees at prices ranging from $.13 to $.18 and in 2001, the Board granted a total of 1,560,000 options under the Plan to employees at prices ranging from $.21 to $.58. As of December 31, 2003, there were 1,875,000 exercisable options outstanding related to grants to employees, all of which were granted under the Plan.

     In connection with his separation from the Company, Glenn A. Befort was granted options to purchase 250,000 shares for $0.325 per share until February 21, 2004. See below, "Employment Contracts and Termination of Employment and Change-In-Control Arrangements".

     Compensation Of Outside Directors

     Standard Arrangements. Outside Directors are paid $250 for each meeting of the Board Of Directors that they attend. For meetings in excess of four meetings per year, Outside Directors receive $50 per meeting. Pursuant to the terms of the 1997 Stock Option and Compensation Plan, Outside Directors may elect to receive payment of the meeting fee in the form of our restricted common stock at a rate per share equal to the fair market value of the common stock on the date of the meeting by informing our Secretary, Chief Executive Officer or President of that election on or before the date of the meeting. Directors are also reimbursed for expenses incurred in attending meetings and for other expenses incurred on our behalf. In addition, each Outside Director receives options to purchase shares of common stock (for details see the "1997 Stock Option and Compensation Plan" section above).

     Outside Directors vested 100,000 and 175,000 stock options, respectively, during fiscal years ended December 31, 2003 and 2002. Outside Directors earned $1,000 and $2,250, respectively in meeting attendance fees in 2003 and 2002 and were paid with the issuance of 9,280 shares of restricted common stock in 2003 and 17,380 shares of restricted common stock in 2002.

     Other Arrangements. During the years ended December 31, 2003 and 2002 Mr. Sigmund Balaban, one of our outside directors, was paid $30,000 and $15,000, respectively, in connection with his position as Chairman of the Audit Committee.

     Employment Contracts And Termination Of Employment And Change-In-Control Arrangements

     We entered into an employment agreement with Mr. Marx effective January 2, 2002, which terminated on January 2, 2004. Mr. Marx' salary since January 2, 2004 has continued at an annual base rate of $195,000. In accordance with his employment agreement, Mr. Marx received an annual base salary of $195,000 in 2002 and 2003 and earned a bonus of $70,000 for 2002. He did not earn a bonus for 2001 or 2003.

     We entered into a written employment agreement with Gregory E. Raskin, President of our Winncom subsidiary and beneficial owner of 2.6 percent of our stock, or 4,069,162 shares, effective May 24, 2000. The employment agreement was for the period May 24, 2000 through May 31, 2002, at an annual base salary of $250,000. Mr. Raskin also was eligible to earn bonuses of up to $500,000 over the term of the agreement, based on Winncom's periodic attainment of certain revenues and earnings objectives. Mr. Raskin earned his maximum bonus of $125,000 in 2000 but no bonus was earned in 2001. Mr. Raskin also received options to purchase 250,000 shares of our common stock at a price of $0.89 per share from December 19, 2000 through May 24, 2002. We entered into a new employment agreement with Mr. Raskin effective as of June 1, 2002 with a term of two and one-half years. Pursuant to the new agreement, Mr. Raskin is to receive an annual base salary of $300,000 per year. Mr. Raskin is eligible to receive bonuses for each of the years ending December 31, 2002, 2003 and 2004 of between $50,000 and $300,000 depending upon Winncom achieving certain predetermined revenues and EBIDTA goals for those periods. Mr. Raskin earned a bonus of $24,000 for 2003, $50,000 for 2002 and none for 2001.

     We entered into a written employment agreement with Burton J Calloway, Executive Vice President of the Wireless Communications Solutions Division, effective May 30, 2000. The employment agreement was for the period May 30, 2000 through May 29, 2003, at an annual base salary of $100,000. The base salary was adjusted to $115,000 effective October 1, 2001. Mr. Calloway also was eligible to earn bonuses of 3% of net profits in excess of $180,000 of the Wireless Communications Solutions Division over the term of the agreement. A nominal bonus was earned for 2001, and a bonus of $19,000 was earned for 2002. Mr. Calloway did not receive a bonus in 2003. Mr. Calloway also received options to purchase 150,000 shares of our common stock at a price of $1.01 on May 30, 2000 and was granted options to purchase 200,000 shares, at exercise prices ranging from $.145 to $1.01 on May 30, 2001 and May 30, 2002. Mr. Calloway's employment with us terminated on July 7, 2003. These options expired without having been exercised.

     We entered into a written employment agreement with Monty R. Lamirato, our Chief Financial Officer and Treasurer, effective June 22, 2001. The employment agreement was for the period June 22, 2001 through June 30, 2004, at an annual base salary of $111,000, adjusted to $125,000 on July 1, 2002. This employment agreement has not yet been renewed. Pursuant to his expired agreement, Mr. Lamirato was eligible to earn bonuses of $35,000 or 3% of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), whichever is greater, over the term of the agreement. Mr. Lamirato earned a bonus of $20,000 for 2003 and $27,000 for 2002, and no bonus was earned for 2001. Mr. Lamirato also received options to purchase 350,000 shares of our common stock at prices ranging from $.14 to $0.33 per share exercisable from June 22, 2001 through June 30, 2004. These options expired without having been exercised.

     We entered into a written employment agreement with Steven C. Olson, our Chief Technology Officer, effective August 13, 2001. The employment agreement was for the period August 13, 2001 through August 13, 2004 at an annual base salary of $155,000. Mr. Olson also is eligible to earn bonuses, upon achieving certain gross margin objectives, over the term of the agreement. Mr. Olson earned a bonus of $16,000 for 2003 and $19,000 in 2002, and no bonus was earned for 2001. Mr. Olson also received options to purchase 500,000 shares of our common stock at a price of $0.27 per share from August 13, 2001 through August 13, 2004. These options expired without having been exercised.

     We have no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer's employment with us or from a change-in-control or a change in an executive officer's responsibilities following a change-in-control, except that the 1997 Stock Option and Compensation Plan provides for vesting of all outstanding options in the event of the occurrence of a change-in-control.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than ten percent of our Common Stock to file with the Securities Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. We believe that during the year ended December 31, 2003, our officers, directors and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements. In making these statements concerning compliance with Section 16(a), we have relied upon the written representations of our directors, officers and 10% or greater stockholders and our review of the monthly statements of changes filed with us by our officers and directors.

Certain Transactions With Management And Principal Shareholders

     Except for the employment arrangements described elsewhere in this Proxy Statement, during fiscal year 2003 and during the interim period since the end of fiscal year 2003, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company's Common Stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.



Comparison of Return on Equity

         Our common stock is traded in the Over-the-Counter Market under the symbol "ARCS". The following stock performance graph illustrates the yearly percentage change in the cumulative total stockholder return on our common stock, compared with the cumulative total return, assuming reinvestment of dividends (regarding shares other than our Common Stock on which no dividends have been paid) on: (i) the NASDAQ (U.S. Companies) Stock Index (the "NASDAQ
U.S. Index") and (ii) an index (the "Peer Group Index"), based on a peer group
(the "Peer Group") of four companies selected by us, whose primary business includes the manufacture and sale of antennas and distribution of wireless communication products, during the period from December 31, 1998 through December 31, 2003:

         Common Stock Performance Graph
         ------------------------------


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]



                                         12/31/98     12/31/99    12/31/00     12/31/01     12/31/02    12/31/03
                                       -------------------------------------------------------------------------
     ARC Wireless Solutions, Inc.       $  100.00    $  214.29   $  357.14    $  257.14    $  142.86   $  160.00

     Peer Group                         $  100.00    $   59.71   $   94.54    $  152.14    $   72.53   $  145.76

     NASDAQ Market Index                $  100.00    $  248.76   $  156.35    $  124.64    $   86.94   $  127.60

     The entities included in the Peer Group are: EMS Technologies, Inc., Phazar
Corp., Ingram Micro, Inc. and Tech Data Corp.

     In all cases, the cumulative total return assumes, as contemplated by Commission rules, the investment of $100 at December 31, 1998 in the common stock and the traded securities of the entities which comprise the NASDAQ U.S.

                                       19

Index and the Peer Group Index, and that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security. We have paid no dividends on our common stock.

     All data contained in the stock performance graph and data chart set forth above are derived from sources believed to be reliable, but, because of the possibility of human and mechanical error and other factors, are provided from such sources with no express or implied warranties of any kind, and without any representations, warranties or guarantees as to either the accuracy or timeliness of such data.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

     Notwithstanding any reference in our prior or future filings with the Commission which purport to incorporate this Proxy Statement by reference into another filing, such incorporation does not include any material included herein under the caption "Common Stock Performance Graph."

       ITEM 2. PROPOSAL TO RATIFY THE SELECTION OF HEIN + ASSOCIATES LLP AS THE COMPANY'S CERTIFIED INDEPENDENT ACOUNTANTS

     The Board Of Directors and its Audit Committee recommends that the shareholders vote in favor of ratifying the selection of the certified public accounting firm of HEIN + Associates LLP of Denver, Colorado as the auditors who will continue to audit financial statements, review tax returns, and perform other accounting and consulting services for the year ending December 31, 2003 or until the Board Of Directors, in its discretion, replaces them. HEIN + Associates LLP also audited our financial statements for the fiscal years ended December 31, 2001, 2002, and 2003.

     An affirmative vote of the majority of shares represented at the meeting is necessary to approve the selection of auditors. There is no legal requirement for submitting this proposal to the shareholders; however, the Board Of Directors believes that it is of sufficient importance to seek approval. Whether the proposal is approved or defeated, the Board may reconsider, at their discretion, its selection of HEIN + Associates LLP. It is expected that one or more representatives of HEIN + Associates LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

Audit Fees

     The following table sets forth the aggregate fees billed to us by HEIN + Associates LLP for the years ended December 31, 2003 and December 31, 2002:

                                                  2003                2002
                                               ----------          ----------
          Audit fees                           $83,500(1)          $82,700(1)
          Audit-related fees                      --  (2)             --  (2)
          Tax fees                              11,200(3)           11,000(3)
          All other fees                          --                 2,300
                                               ----------          ----------
          Total audit and non-audit fees       $94,700             $96,000
                                               ==========          ==========


(1) Includes fees for professional services rendered for the audit of ARC's annual financial statements and review of ARC's annual report on Form 10-K for the year 2003 and 2002 and for reviews of the financial statements included in ARC's quarterly reports on Form 10-Q for the first three quarters of fiscal 2003 and 2002.

(2) Includes fees billed for professional services rendered in fiscal 2003 and 2002, in connection with acquisition planning, due diligence and related SEC registration statements.

(3) Includes fees billed for professional services rendered in fiscal 2003 and 2002, in connection with tax compliance (including U.S. federal and state returns) and tax consulting.

Financial Information Systems Design and Implementation Fees

     During fiscal year 2003, the aggregate fees billed for the professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by HEIN + Associates LLP for fiscal year 2002 totaled $0.

All Other Fees

     During fiscal year 2003, all other fees billed for services rendered by HEIN + Associates LLP (other than the services described above) totaled $0.

     The Audit Committee's pre-approved policy requires that all services that the Company's independent auditor may provide to the Company, including audit services, must be pre-approved by the Committee. In the event that an audit or non-audit service requires approval prior to the next scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next scheduled meeting.

     The Board Of Directors has considered whether the provision of the services covered in this section is compatible with maintaining HEIN + Associates LLP's independence and believes that it is.

Recommendation of the Board Of Directors

     The Board Of Directors unanimously recommends that the shareholders vote FOR the ratification of the selection of HEIN + Associates LLP as our certified independent accountants for the year ending December 31, 2004.

                         ITEM 3. THE REVERSE STOCK SPLIT

     Although our Board Of Directors has not reached a conclusion, we believe that it is possible that at some time a reverse stock split may be beneficial to us due primarily to the large number of shares that are outstanding. We believe that the low trading price of our Common Stock may impair the efficiency of the trading market for our Common Stock and that brokerage commissions on the purchase or sale of a relatively lower priced stock generally tend to represent a higher percentage of the sales price than the commission on a relatively higher priced stock. We believe that a reverse stock split could improve these factors and could inure to the benefit of our shareholders, of the Company and of the market for the Common Stock. As a result, our Board of Directors is requesting that the shareholders authorize the Board Of Directors, in its sole discretion at any time on or before December 31, 2005, to determine whether to implement a reverse stock split; provided that any such reverse stock split be in a range between and including 1 for 10 and 1 for 50. This authorization would apply to only one reverse split and would expire on January 1, 2006.

     If the reverse stock split was effected, we would have fewer shares outstanding. A reduction in the number of shares would increase the book value per share as well as the earnings (or loss) per share. These increases could make the Common Stock more attractive to larger brokerage houses, thereby possibly expanding the group of brokers interested in making a market for the Common Stock. Nevertheless, we cannot predict what effect the reverse stock split would have on the market price of the Common Stock.

     If the reverse stock split authorization is approved by the shareholders, the effective time for the reverse stock split, if at all, will be as determined by our Board Of Directors. If our Board Of Directors so determines, between each 10 shares and 50 shares of Common Stock at the effective time shall be deemed to be one share of Common Stock without further action by our shareholders. It will not be necessary for a shareholder to exchange certificates representing stock issued prior to the reverse stock split for certificates representing shares resulting after the reverse stock split.

     If the reverse stock split is effected, we will not issue certificates for fractional shares. Instead, persons who are shareholders at the effective time of the reverse stock split and who otherwise would be entitled to a fractional share would receive the closest whole number of shares to which their fractional share entitles them. Therefore, shareholders having a fractional share of 0.50 or more will receive a whole share in lieu of their fractional share, and shareholders having a fractional share of less than 0.50 will receive nothing for their fractional share. All shares of Common Stock held by a record holder will be aggregated for purposes of computing the number of shares of Common Stock subject to the reverse stock split.

     We have not sought and do not intend to seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. Based on consultation with counsel, we believe that a shareholder who does not receive cash in connection with a reverse stock split would not recognize any gain or loss on the exchange and we would not recognize any gain or loss as a result of a reverse stock split.

     An affirmative vote of the majority of the outstanding shares is required to approve the reverse stock split.

Recommendation of the Board Of Directors

     The Board Of Directors unanimously recommends that the shareholders vote FOR the authorization of the Board Of Directors to determine whether to effect a reverse stock split of our outstanding common stock.

 ITEM 4. PROPOSAL TO INCREASE THE NUMBER OF OPTIONS AUTHORIZED FOR GRANT UNDER THE COMPANY'S 1997 STOCK OPTION AND COMPENSATION PLAN

     The Board Of Directors recommends that the shareholders vote in favor of increasing the number of options authorized for grant under the Company's 1997 Stock Option and Compensation Plan (the "Plan") from 5,000,000 to 10,000,000.

     The Plan was approved by the Board Of Directors in 1997 and by the stockholders of the Company in 1998. Shares of Common Stock and options (the "Options") to purchase shares of Common Stock may be granted pursuant to the Plan in any combination up to 5,000,000 shares of Common Stock. The Options granted pursuant to the Plan may be either Incentive Options, Non-Qualified Options or Non-Qualified Non-Discretionary Options. The Plan is intended to provide incentives to key employees, directors and other persons who have or are contributing to the success of the Company by offering them Options to purchase shares of the Company's Common Stock. The effect of the increase in the number of shares issuable upon the exercise of options granted under the Plan is to allow us to grant more options from time to time and thereby augment our program of providing incentives to employees. The terms of the Plan concerning Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible for Incentive Options and employees and other persons who have contributed or are contributing to the success of the Company are eligible for Non-Qualified Options. Non-Qualified Non-Discretionary Options may only be granted to Outside Directors who are contributing to the Company. Grants of shares of Common Stock ("Grant Shares") may be made only to Outside Directors who elect to receive the payment of their meeting attendance fee (currently $250 per meeting) in shares of the Company's Common Stock rather than cash. The number of Options and Grant Shares authorized is a maximum aggregate so that the number of Incentive Options granted reduces the remaining number of Options that can be granted as Non-Qualified Options, Non-Qualified Non-Discretionary Options or Incentive Options and the number of Grant Shares that may be granted; and similarly for grants of Non-Qualified Options, Non-Qualified Non-Discretionary Options, and Grant Shares.

     The portion of the Plan concerning Incentive Options and Non-Qualified Options is administered by the Option Committee, which may consist of either (i) the Company's Board Of Directors, or (ii) a committee, appointed by the Board Of Directors, of two or more non-employee directors. A non-employee director is a director who (i) is not currently an officer or employee of the Company or any of its subsidiaries; (ii) does not receive compensation from the Company in excess of $60,000 for services rendered other than as a director; and (iii) is not involved in a transaction that is required to be disclosed in the Company's Form 10-K and proxy reports as a related party transaction. The Option Committee has discretion to select the persons to whom Incentive Options and Non-Qualified Options will be granted ("Optionees"), the number of shares to be granted, the term of those Options and the exercise price of those Options. However, no Option may be exercisable more than 10 years after the granting of the Option, and no Incentive Option or Non-Qualified Option may be granted under the Plan after November 18, 2007.

     There currently are approximately 15 employees eligible to receive Incentive Options, two Outside Directors currently eligible to receive Non-Qualified Non-Discretionary Options and Grant Shares, and an unspecified number of persons eligible to receive Non-Qualified Options.

     The Company granted a total of 250,000 options to Outside Directors under the Plan during 2002, at an exercise price of $.13 per share and granted a total of 25,000 options to Outside Directors under the Plan during 2001, at an exercise price of $.28 per share. No options were granted during 2003.

     As of December 31, 2003, there were 600,000 exercisable options outstanding related to the grants to Outside Directors. Dr. Donald Huebner's employment terminated on January 31, 2002 but he continues as a Director of the Company, as such all of his options are disclosed as Outside Directors options.

     In addition to Outside Directors grants, the Board Of Directors may grant incentive options to our key employees pursuant to the Plan. There were no options granted in 2003 but in 2002, the Board granted a total of 1,625,000 options under the Plan to employees at prices ranging from $.13 to $.18 and in 2001, the Board granted a total of 1,560,000 options under the Plan to employees at prices ranging from $.21 to $.58. As of December 31, 2003, there were 1,875,000 exercisable options outstanding related to grants to employees, all of which were granted under the Plan.

     The Plan provides that the exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Incentive Options are granted. No Incentive Option may be granted to an employee who, at the time the Incentive Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Incentive Option granted to the employee is at least 110 percent of the fair market value of the stock subject to the Incentive Option, and the Incentive Option is not exercisable more than five years from the date of grant. In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for incentive stock options. This amount currently is $100,000.

     The portion of the Plan concerning Non-Qualified Non-Discretionary Option provides that Outside Directors automatically receive options to purchase 250,000 shares pursuant to the Plan at the time of their election as an Outside Director. These options held by Outside Directors are not immediately exercisable at the time of grant. Options to purchase 50,000 shares become exercisable for each meeting of the Board Of Directors attended by each Outside Director on or after the date of grant of the options to that Outside Director.

     The exercise price for options granted to Outside Directors is the fair market value of the Company's Common Stock on the date of grant. All options granted to Outside Directors expire five years from the date of grant. On the date that all of an Outside Director's options have become exercisable, options to purchase an additional 250,000 shares, which are not exercisable at the time of grant, shall be granted to that Outside Director. The exercise price for the Non-Qualified Non-Discretionary Options shall be the fair market value of the Company's Common Stock on the date the Options are granted. Shares acquired upon exercise of these Options cannot be sold for six months following the date of grant. If not previously exercised, Non-Qualified Non-Discretionary Options that have been granted expire upon the later to occur of five years after the date of grant and two years after the date those Options first became exercisable. The Non-Qualified Non-Discretionary Options also expire 90 days after the optionholder ceases to be a director of the Company. Outside Directors also may elect to receive their meeting attendance fees, which currently are $250 per meeting up to the first four meeting per year and $50 per meeting thereafter, in the form of Grant Shares under the Plan. The election to receive Grant Shares must be made at or prior to the meeting for which the meeting fee is payable. The number of Grant Shares is determined by dividing the amount of the meeting fee by the fair market value of the Company's Common Stock on the date of the meeting.

     All options granted under the Plan will become fully exercisable upon the occurrence of a change in control of the Company or certain mergers or other reorganizations or asset sales described in the Plan.

     Options granted pursuant to the Plan will not be transferable during the Optionee's lifetime. Subject to the other terms of the Plan, the Option Committee has discretion to provide vesting requirements and specific expiration provisions with respect to the Incentive Options and Non-Qualified Options granted.

     Although the Company may in the future register with a registration statement the issuance of the options and underlying shares of Common Stock issuable pursuant to the Plan, the Company currently plans to use the exemption from registration set forth in Section 4(2) of the Securities Act Of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder due to the limited number, and of the relationship to the Company, of the persons currently anticipated to participate in the Plan. The Common Stock acquired through the exercise of the Options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

     In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding Option. The Option Committee also may make provisions for adjusting the number of shares subject to outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.

     The Board Of Directors may at any time terminate the Plan or make such amendments or modifications to the Plan that the Board Of Directors deems advisable, except that no amendments may impair previously outstanding Options and amendments that materially modify eligibility requirements for receiving Options, that materially increase the benefits accruing to persons eligible to receive Options or Grant Shares, or that materially increase the number of shares under the Plan must be approved by the Company's stockholders.

     The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All references to the tax treatment of the Incentive Options are under the Code as currently in effect. Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Incentive Option is not sold less than two years after the grant of the Incentive Option and is not sold less than one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An Optionee also may be subject to the alternative minimum tax upon exercise of his Incentive Options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Incentive Options.

     Non-Qualified and Non-Qualified Non-Discretionary Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he is granted a Non-Qualified Option or Non-Qualified Non-Discretionary Option. However, upon exercise of these Options, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an Optionee's exercise of a Non-Qualified Option or Non-Qualified Non-Discretionary Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with respect to the deemed compensation. Upon an Optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option or Non-Qualified Non-Discretionary Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss.

     As of September 9, 2004, there were options to purchase 1,425,000 shares of Common Stock and no Grant Shares outstanding under the Plan. The Option Committee may grant 2,466,333 additional Options and Grant Shares pursuant to the Plan. The Board believes that the number of Options and Grant Shares authorized for grant under the plan should be increased so that the Company will have greater flexibility in determining future option grants.

     The market price of the Company's common stock as of September 9, 2004 was $0.13 per share.

     The following table sets forth information as of September 9, 2004 with respect to compensation plans under which equity securities of the Company are authorized for issuance:



                                         EQUITY COMPENSATION PLAN INFORMATION


                               Number of securities to       Weighted-average          Number of securities remaining
                               be issued upon exercise       exercise price of         available for future issuance
                               of outstanding options,      outstanding options,         under equity compensation
                                  warrants and rights       warrants and rights         plans (excluding securities
       Plan Category                      (a)                        (b)                reflected in column (a))
       -------------           -----------------------      --------------------        ----------------------------
Equity compensation                     1,425,000                   $.17                         2,466,333
plans approved by
security holders

Equity compensation                          --                      --                               --
plans not approved by
security holders

Total                                   1,425,000                   $.17                         2,466,333


     An affirmative vote of the majority of shares represented at the meeting is necessary to approve the increase in options authorized for grant under the Plan.

     The Board Of Directors unanimously recommends that the shareholders vote
FOR the increase in the number of options authorized for grant under the Plan.

                                 OTHER BUSINESS

     The Board Of Directors is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting.
Nevertheless, if other matters should properly come before the Annual Meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                RESOLUTIONS PROPOSED BY INDIVIDUAL SHAREHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of shareholders following the end of our 2004 fiscal year, proposals by individual shareholders must be received by us no later than August 20, 2005.

     In addition, the proxy solicited by the Board Of Directors for the next annual meeting of shareholders will confer discretionary authority on any shareholder proposal presented at that meeting unless we are provided with notice of that proposal no later than August 20, 2005.

                      AVAILABILITY OF REPORTS ON FORM 10-K

     A copy of our Annual Report on Form 10-K for the fiscal year ended December
31, 2003 and a copy of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 are being mailed to each Shareholder with this proxy

                                       27

statement. Upon written request, we will provide, without charge, a copy of our 2003 Form 10-K to any shareholder of record, or to any shareholder who owns Common Stock listed in the name of a bank or broker as nominee, at the close of business on September 27, 2004. Any request for a copy of our 2003 Form 10-K should be mailed to ARC Wireless Solutions, Inc., 10601 West 48th Avenue, I-70 Frontage Road North, Wheat Ridge, Colorado 80033-2660, Attention: Investor Relations.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement and materials delivered with this proxy statement include "forward-looking" statements. All statements other than statements of historical facts included in this proxy statement and materials delivered with this proxy statement, including without limitation statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Forward-Looking Statements--Cautionary Statements" section of our Annual Report on Form 10-K for the year ended December 31, 2003. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.

     This notice and proxy statement are sent by order of the Board Of
Directors.



Dated:  October __, 2004                    Randall P. Marx
                                            Chief Executive Officer

                                    * * * * *

PROXY                                                                      PROXY

                          ARC WIRELESS SOLUTIONS, INC.
           For the Annual Meeting of Stockholders on November 9, 2004
               Proxy Solicited on Behalf of the Board Of Directors

     The undersigned hereby appoints Randall P. Marx or Monty Lamirato, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of ARC Wireless Solutions, Inc. (the "Company") to be held at 10:00 a.m. (Denver, Colorado time) on November 9, 2004, at the offices of the Company, or any adjournments thereof, on the following matters:

       [X] Please mark votes as in this example.

     1.   To elect the following four directors:

          Nominees: Randall P. Marx, Gregory E. Raskin, Donald A. Huebner, and Sigmund A. Balaban

              FOR ALL NOMINEES [ ]

              WITHHELD AUTHORITY FOR ALL NOMINEES [ ]

              FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]


     2. To consider and vote upon a proposal recommended by the Board Of Directors to ratify the selection of HEIN + Associates LLP to serve as our certified independent accountants for the year ending December 31, 2004;

                [ ] FOR                [ ] AGAINST                [ ] ABSTAIN


     3. To consider and vote upon a proposal recommended by the Board Of Directors to amend our 1997 Stock Option and Compensation Plan to increase from 5,000,000 to 10,000,000 the number of shares of common stock issuable pursuant to options granted under our 1997 Stock Option and Compensation Plan;

                [ ] FOR                [ ] AGAINST                [ ] ABSTAIN


     4. To consider and vote upon a proposed recommendation by the Board Of Directors to authorize the Board Of Directors to determine whether to effect a reverse stock split of our outstanding Common Stock at the time and at the ratio between 1 for 10 and 1 for 50 that the Board Of Directors deems appropriate; and

                [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

     5. In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.

                [ ] YES                [ ] NO                     [ ] ABSTAIN

     6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                [ ] YES                [ ] NO                     [ ] ABSTAIN


                (Continued and to be signed on the reverse side)

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, 4, 5 and 6. This proxy is solicited on behalf of the Board Of Directors of ARC Wireless Solutions, Inc.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW           [ ]       .

                   Dated:      ____________________________________

                   Signature:  ____________________________________


                   Signature:  ____________________________________
                                   Signature if held jointly


                   (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner must sign.)